Exhibit 10.1

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
2018 EQUITY INCENTIVE PLAN
1.GENERAL
1.1    Purpose. The purpose of this Plan is to help the Company: (1) align the interests of Participants (as hereinafter defined) with the Company's stockholders; and (2) promote ownership of the Company's equity.
1.2    Definitions of Certain Terms. For purposes of this Plan, the following terms have the meanings set forth below:
(a)    Action Effective Date shall have the meaning as provided in §4.1.
(b)    Award means an award made pursuant to the Plan, which shall be either a Restricted Stock Award or a Deferred Stock Award.
(c)    Award Agreement means the written document by which each Award is evidenced, and which is executed by a Participant as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Participant. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
(d)    Board means the Board of Directors of the Company.
(e)    Change of Control means either of the following: (i) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges, or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; provided, however, that with respect to any such sales, transfers, leases, exchanges, or dispositions of assets pursuant to a plan of liquidation by the Company, a Change of Control shall not have been deemed to occur until the Board has completed all required actions pursuant to such plan of liquidation and the winding up of the Company; or (ii) any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division, or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.
(f)    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
(g)    Common Stock means the Class A and Class T common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to §1.7(b).
(h)    Company means Cole Office & Industrial REIT (CCIT II), Inc. and any Subsidiary, and any successor entity thereto.
(i)    Director means a member of the Board.
(j)    Deferred Stock Award means an Award of Deferred Stock Units, where each Deferred Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as may be specified by the Board in the Award Agreement evidencing such Award, subject to all terms and provisions of this Plan and the Award Agreement evidencing such Award.
(k)    Deferred Stock Unit means a unit awarded pursuant to a Deferred Stock Award.
(l)    Effective Date means the date on which the Board has approved this Plan, which is August 9, 2018.
(m)    Employee means any common law employee of the Company or of any Subsidiary.
(n)    Exchange Act means the Securities Exchange Act of 1934, as the same may from time to time be amended.
(o)    Fair Market Value means, with respect to a Share, (i) the closing sales price per share on the national securities exchange on which the Shares are principally traded, for the last preceding date on which there was a sale of such Shares on such exchange; (ii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, the most recent value (which, unless otherwise determined by the Board, shall be the most recent net asset value) as the Board, in its sole discretion, shall determine, unless determined as otherwise specified herein or in any applicable Award Agreement. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted.
(p)    Insider means an individual who is, on the relevant date, an Officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
(q)    Non-Assumed DSU shall have the meaning as provided in §4.1.
(r)    Non-Employee Director means a member of the Board who is not an Employee or Officer of the Company or who is not determined by the Board to be an independent member of the Board.
(s)    Officer means any officer of the Company, or of any Subsidiary.
(t)    Outside Director means a Director who is not an Employee or Officer of the Company and who qualifies as a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time.
(u)    Participant means a Non-Employee Director of the Company who receives an Award under the Plan.
(v)    Restricted Stock Award means an Award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the Award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Award Agreement pertaining to the Award and may be subject to forfeiture by the Participant until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such Shares are forfeited, pursuant to the terms and provisions of the Award Agreement pertaining to the Award.
(w)    Shares means shares of Common Stock.
(x)    Subsidiary means any corporation, partnership, limited liability company or other legal entity (other than the entity for whom the Participant performs services) in an unbroken chain of entities beginning with the entity for whom a Participant performs services if, at the time of the granting of the Award, each of the entities other than the last entity in the unbroken chain owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of the then-outstanding stock or other equity interests in one of the other entities in such chain.
1.3    Administration.
(a)    Authority of the Board. The Board will administer the Plan, subject to §1.6 below. The Board, acting in its complete and absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. In particular, the Board will have the authority in its sole discretion to:
(1)    exercise all of the powers granted to it under the Plan;
(2)    construe, interpret and implement the Plan and all Award Agreements;
(3)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Board's own operations;
(4)    make all determinations necessary or advisable in administering the Plan;
(5)    amend the Plan to reflect changes in applicable law, or for other purposes;
(6)    amend the terms and conditions of any outstanding Awards as allowed under the Plan and such Awards;
(7)    establish, amend or waive rules and regulations for the Plan’s administration;

(8)    grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards; and
(9)    take such other action in the administration and operation of the Plan as the Board may deem equitable under the circumstances.
The Board’s actions shall be final, binding and conclusive on the Company and any Subsidiary thereof, and on each affected Participant, and on each other Person directly or indirectly affected by such actions.
(b)    Majority Rule; Unanimous Written Consent. Actions of the Board may be taken by the vote of a majority of its members in attendance at a meeting at which a quorum is present (which may be held telephonically) or by a memorandum or other written instrument signed by all members of the Board.
1.4    Persons Eligible for Awards. Awards under the Plan may only be made to Non-Employee Directors of the Company.
1.5    Awards to Non-Employee Directors. Non-Employee Directors shall be eligible to receive Awards under the Plan as determined by the Board from time to time. Any such Award shall be subject to the terms and conditions as determined by the Board and set forth in the applicable Award Agreement.
1.6    Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a committee appointed by the Board. Reference to the Board in this Plan shall specifically include reference to the committee where the Board has delegated its authority to the committee, and any action by the committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the committee at any time, in whole or in part. With respect to committee appointments and composition, only a committee comprised solely of Outside Directors may grant Awards to Insiders that will be exempt from Section 16(b) of the Exchange Act.
1.7    Shares of Common Stock Available for Awards.
(a)    Common Stock Subject to the Plan. Subject to the other provisions of this §1.7, the total number of Shares that may be granted under the Plan will be 400,000. Shares subject to an Award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement will be available for future grants of Awards under the Plan and will be added back in the same number of Shares as were deducted in respect of the grant of such Award.
(b)    Adjustments. The Board may (i) adjust the number of Shares authorized pursuant to §1.7(a), and (ii) adjust the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award and the type of property or securities to which the Award relates), in each case, in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock other than Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided, however, the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FASB ASC §718-10-20.
2.    AWARDS UNDER THE PLAN
2.1    Agreements Evidencing Awards. Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Board deems appropriate. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2    Restricted Stock Awards.
(a)    Grants. The Company may retain any certificates representing Shares subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment. Shares awarded pursuant to Restricted Stock Awards may be subject to the Participant entering into, or not entering into, any tax election under Code §83(b) that the Board may determine is appropriate or required.
(b)    Acceleration of Award. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant as part of a Restricted Stock Award.
(c)    Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions (if any) as determined by the Board for such periods as may be determined by the Board, including no restrictions if the Board so determines. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable. The Board shall also require, as a condition for the acquisition of any Shares pursuant to a Restricted Stock Award held by a Participant, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect. Shares awarded pursuant to a Restricted Stock Award may be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the period of restriction.
(d)    Right to Vote and Receive Dividends on Restricted Shares. Each Participant of a Restricted Stock Award will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Board determines otherwise in an Award Agreement, so long as the restrictions placed upon the Shares pursuant to the Restricted Stock Award constitute a “substantial risk of forfeiture” for purposes of Treas. Reg. §1.409A-1(d), then, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional Shares or other property) or other distributions paid upon any Restricted Stock Award Shares will be retained by the Company for the account of the relevant Participant. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid to the relevant Participant (without interest). If the restrictions placed upon the Shares pursuant to the Restricted Stock Award do not constitute a “substantial risk of forfeiture” for purposes of Treas. Reg. §1.409A-1(d), then such dividends or other distributions will not be paid to the Participant unless the Award Agreement specifies the terms and conditions that will be applicable to such payment.
(e)    Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the Participant, unless, subject to applicable law and other applicable restrictions, the Board expressly authorizes such transfer in writing. A Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award. Notwithstanding the foregoing, an Award Agreement may provide for more limited transferability than is described above.
2.3    Deferred Stock Awards.
(a)    Grants. The Board may grant Deferred Stock Awards through the grant of Deferred Stock Units to a Participant in such amounts and subject to such terms and conditions as the Board may determine. Each Deferred Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Award Agreement evidencing such award. Deferred Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Deferred Stock Units or may grant Deferred Stock Units without the requirement of a cash payment. A Participant’s right to Shares based upon Deferred Stock Units shall be an unfunded, unsecured obligation of the Company until such time as Shares are actually issued to the Participant pursuant to the terms and provisions of the Award Agreement evidencing such Deferred Stock Units, and such Participant shall have no right to any specific assets of the Company prior thereto.
(b)    Vesting of Deferred Stock Units. The Board may establish a vesting schedule applicable to a Deferred Stock Unit and may specify the times, vesting and/or performance goal requirements that may be applicable to a Deferred Stock Unit. Until the end of the period(s) of time specified in any such vesting schedule and/or the satisfaction of any such performance criteria, the Deferred Stock Units subject to such Award Agreement shall remain subject to forfeiture.

(c)    Acceleration of Award. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Deferred Stock Units awarded to a Participant.
(d)    Restrictions on Shares Awarded. Shares awarded pursuant to Deferred Stock Units shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Deferred Stock Unit as it may deem advisable. The Board shall also require, as a condition for the grant of any Shares to a Participant pursuant to Deferred Stock Units, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect.
(e)    Voting, Dividend & Other Rights. Unless the applicable Award Agreement expressly provides otherwise, holders of Deferred Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Deferred Stock Units.
(f)    Transferability of Deferred Stock Units. Except as otherwise provided in a Participant's Award Agreement, no Deferred Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution. Notwithstanding the foregoing, an Award Agreement may provide for more limited transferability than is described above.
(g)    Code §409A Requirements. A Deferred Stock Unit must be exempt from Code §409A or meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Deferred Stock Units under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the Participant of the Deferred Stock Unit.
2.4    Dividend Equivalent Rights. The Board may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Participant to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The Participant holding a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Board will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the vesting of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Board will deem appropriate. Notwithstanding the foregoing, a dividend equivalent right must be exempt from Code §409A or meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of dividend equivalent rights under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the Participant of the dividend equivalent right.
3.    MISCELLANEOUS
3.1    Amendments.
(a)    Amendment of Plan. Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time revise or amend the Plan in any respect whatsoever and, subject to §1.7(b), any such revision or amendment of the Plan shall be applicable to all Awards, except to the extent that such revision or amendment may materially adversely impair the rights of a Participant under an Award which has been granted prior to the date of such amendment (provided, however, that a revision or amendment that results solely in a change in the tax consequences with respect to an Award shall not be deemed to materially adversely impair rights of the Participant receiving such Award), and, to such extent, the revision or amendment shall not be applicable to such Award without the Participant's consent unless (A) this Plan and/or the Award Agreement evidencing such Award expressly allow such to occur, or (B) the Company would otherwise have the right to make such revision or amendment by applicable law.
(b)    Amendment of Outstanding Award. Subject to §1.7(b), an outstanding Award Agreement issued to a Participant may not be amended to materially adversely impair the rights of such Participant without the Participant's consent unless (A) this Plan and/or the Award Agreement evidencing such Award expressly allow such to occur, or (B) the Company would otherwise have the right to make such revision or amendment by applicable law.

(c)    Suspension of Awards; Termination of Plan. The Board may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time.
3.2    Tax Withholding. Participants will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or disposition of any Award or Shares. However, notwithstanding the foregoing, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, or any Subsidiary thereof, as a condition precedent for the fulfillment of any Award, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Award. Whenever Shares are to be issued to a Participant upon satisfaction of conditions to the fulfillment of a Deferred Stock Unit, or grant of (if a Code §83(b) election is properly made, if required) or substantial vesting of a Restricted Stock Award, the Company, or any Subsidiary thereof, shall have the right to require the Participant to remit to the Company, or any Subsidiary thereof, as a condition to the fulfillment of the Deferred Stock Unit, or as a condition to the grant (if a Code §83(b) election is properly made, if required) or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Award Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such satisfaction of conditions, or grant (if a Code §83(b) election is properly made, if required) or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company, or any Subsidiary thereof, withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of all Awards. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company, or any Subsidiary thereof, unless the Company, or any Subsidiary thereof, retains only Shares with a Fair Market Value equal to or less than the minimum amount of taxes required to be withheld.
3.3    No Continued Engagement; Right of Discharge Reserved. Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any Participant any right to continued engagement with the Company, nor will it interfere in any way with the right of the Company to terminate, or alter the terms and conditions of, such engagement at any time.
3.4    Nature of Payments. Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed, or to be performed, for the Company by the Participant.
3.5    Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.6    Termination of Plan. The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the tenth (10th) anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.7    Clawback/Recapture Policy. Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant.
3.8    Code §409A. An Award granted under this Plan shall be interpreted and administered in a manner so that any payment payable thereunder shall be paid or provided in a manner that is exempt from Code §409A if at all possible. However, to the extent that an Award granted under this Plan constitutes deferred compensation subject to Code §409A, the Award Agreement shall be interpreted to be compliant with the requirements of Code §409A and applicable guidance and Treasury Regulations issued thereunder. The term “payment” as used in this §3.8 shall refer to any lapse of a substantial risk of forfeiture with respect to a transfer of property which was subject to such substantial risk of forfeiture, or any other transfer of cash or other consideration pursuant to the disposition of an Award granted hereunder subject to federal income taxation.
3.9    Governing Law. THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. IF THE STATE OF MARYLAND’S CONFLICT OF LAW RULES WOULD APPLY ANOTHER STATE’S LAWS, THE LAWS OF THE STATE OF MARYLAND SHALL STILL GOVERN.
3.10    No Third-Party Beneficiaries. Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Participant of any Award any rights or remedies thereunder.
3.11    Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity.
4.    CHANGE OF CONTROL OF COMPANY
4.1    General Rule for Deferred Stock Units. Except as otherwise provided in an Award Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Deferred Stock Units granted under this Plan, with respect to any Deferred Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed DSU”), the Board, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed DSUs (including the possibility of different treatment with respect to different Participants), take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Board occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”) and only if such action does not cause the affected Non-Assumed DSU to fail to comply with Code §409A or to fail to be exempt from Code §409A, notwithstanding any provision of §3.1(b) of this Plan:
(a)    Accelerate (in whole or in part) the vesting of such Non-Assumed DSU on or before a specified Action Effective Date; and/or
(b)    Unilaterally cancel all or any portion of any such Non-Assumed DSU which has not vested as of a specified Action Effective Date (regardless of whether such Non-Assumed DSU has any intrinsic value); and/or
(c)    Unilaterally cancel all or any portion of such Non-Assumed DSU as of a specified Action Effective Date and notify the holder of such Non-Assumed DSU of such action, but only if the Fair Market Value of the Shares that were subject to all or the portion of such Non-Assumed DSU being cancelled determined as of the Action Effective Date (taking into account vesting) is zero.
However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed DSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a Deferred Stock Unit.
4.2    General Rule for Other Awards. If a Change of Control occurs, then, except to the extent otherwise provided in the Award Agreement pertaining to a particular Award or as otherwise provided in this Plan, each Award shall be governed by applicable law and the documents effectuating the Change of Control.